EXHIBIT 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE

American Achievement Corporation Announces

Offering of Senior Secured Notes due 2016

AUSTIN, TX – October 18, 2010 – American Achievement Corporation (the “Company”) announced today that it intends to commence an offering under Rule 144A and Regulation S under the Securities Act (as defined below) of $365 million aggregate principal amount of senior secured notes due 2016 (the “Notes”). The Notes will be fully and unconditionally guaranteed, jointly and severally, on a second-priority senior secured basis by AAC Holding Corp., the direct parent company of the Company (“Parent”), and each of the Company’s direct and indirect domestic subsidiaries other than certain immaterial subsidiaries.

At the closing of the offering, the Company and its direct and indirect parent companies intend to consummate a refinancing of their existing debt. The proceeds of this offering, along with borrowings under a new revolving credit facility of the Company and the proceeds of an issuance of preferred stock by Company’s indirect parent, American Achievement Group Holding Corp. (“Parent Holdings”), will be used to (a) repay the Company’s existing senior secured credit facility and pay all related fees and expenses, (b) redeem, repurchase, or discharge the Company’s outstanding 8.25% senior subordinated notes due April 1, 2012, AAC Group Holding Corp.’s outstanding 10.25% senior discount notes due October 1, 2012 and Parent Holdings’ outstanding 12.75% senior PIK notes due October 1, 2012, (c) redeem or repurchase all outstanding Series A preferred stock of American Achievement Intermediate Holding Corp. and all outstanding Series A preferred stock of Parent Holdings and (d) to pay related fees and expenses.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws. The Company is offering the Notes in reliance upon an exemption from registration under the Securities Act.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Concurrent with this announcement, Parent Holdings, AAC Group Holding Corp. and the Company each announced that it commenced a cash tender offer and consent solicitation (together, the “Tender Offer”) to purchase any and all of Parent Holdings’ outstanding 12.75% senior PIK notes, AAC Group Holding Corp.’s outstanding 10.25% senior discount notes and the Company’s outstanding 8.25% senior subordinated notes, referenced above. The Tender Offer is being made solely pursuant to the Tender Offer materials, and nothing in this press release or the offering of the senior secured notes referenced herein should be construed as an offer to purchase any of the notes subject to the Tender Offer.

About the Company:

Parent Holdings is the direct parent company of American Achievement Intermediate Holding Corp., which is the direct parent company of AAC Group Holding Corp. AAC Group Holding Corp. is the direct parent company of Parent. The Company is a provider of products that forever mark the special moments of people’s lives. As the parent company of brands such as Balfour®, ArtCarved®, Keepsake® and Keystone®, the Company’s legacy is based upon the delivery of exceptional, innovative products, including class rings, yearbooks, graduation products and affinity jewelry through in-school and retail distribution.

Media Contact:

Anna Cordasco/Brooke Gordon/Jonathan Doorley

Sard Verbinnen & Co

(212) 687-8080

This press release may include forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Although management believes that the expectations reflected in any such forward-looking statements are based upon reasonable assumptions, the Company can give no assurance that these expectations will be achieved. Any unanticipated changes in the business may impact the Company’s ability to consummate the transactions described herein. For a discussion of other factors that may affect the accuracy of any forward-looking statements contained herein, reference is made to the disclosure concerning forward-looking statements in the Company’s annual reports on Form 10-K and its quarterly reports on Form 10-Q. New factors may emerge or changes may occur that impact the accuracy of any forward-looking statement made herein. Any such forward-looking statements herein are expressly qualified by all of the foregoing.